Exhibit 10.1

CONFIDENTIAL

FORM OF SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of February 5, 2024, by and among Ayala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Immunome, Inc., a Delaware corporation (“Purchaser”), and the Person or Persons set forth on the signature page hereto (“Stockholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

A. As of the date hereof, Stockholder is the holder of the number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), set forth on Schedule I (all shares of Common Stock owned by Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or with respect to which Stockholder otherwise acquires sole or shared voting power (including by proxy), whether by exercise of the Company’s warrants or options or otherwise including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any shares of Common Stock, and including the shares of Common Stock set forth on Schedule I, being referred to herein as the “Subject Shares”);

B. The Company and Purchaser propose to enter into an Asset Purchase Agreement to be dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser of the Acquired Assets, including the assumption of the Assumed Liabilities, all on the terms and subject to the conditions set forth in the Purchase Agreement; and

C. As a condition to its willingness to enter into the Purchase Agreement, Purchaser has required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I

VOTING AGREEMENT; TRANSFER RESTRICTIONS; GRANT OF PROXY

Stockholder hereby covenants and agrees that:

1.1. Voting of Subject Shares. No later than 11:59 pm Eastern Time on the date that is three (3) Business Days following the date hereof, Stockholder shall duly execute and deliver (or cause to be duly executed and delivered) to the Company the irrevocable Stockholder Written Consent attached to the Purchase Agreement as Exhibit E, which shall represent Stockholder’s vote of all Subject Shares with respect to the matters contemplated thereby. Additionally, from and after the date hereof, at every meeting of the holders of Common Stock (the “Company Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to any written consent if the Company Stockholders act by written consent in lieu of a meeting, including, for the avoidance of doubt, the Stockholder Written Consent attached to the Purchase Agreement as Exhibit E), Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote or cause to be voted the Subject Shares (a) in favor of adopting and approving the Purchase Agreement, the Transactions, the matters contemplated by the Stockholder Written Consent, and the other actions contemplated by the Purchase Agreement and Related Agreements, (b) against approval of any proposal or agreement that would reasonably be expected to result in the conditions set forth in Section 7 of the Purchase Agreement not to be satisfied on or before the Outside Date, (c) against approval of any proposal made in opposition to, or in competition with, the Purchase Agreement or the consummation of the Transactions, and (d) against the following actions (other than the Transactions): (i) any Strategic Transaction; (ii) any amendment to the Company’s certificate of incorporation or bylaws; (iii) any material change in the capitalization of the Company or the Company’s corporate structure; (iv) any sale, lease, license or transfer of any Acquired Assets; (v) any change in a majority of the Company’s board of directors; and (vi) any other action which would be reasonably likely to impede, interfere with, delay, prevent or adversely affect the Transactions or this Agreement. Except as provided under this Section 1.1 and under Section 1.2 below, Stockholder shall retain at all times the right to vote the Subject Shares in Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company Stockholders.

1.2. Transfer of Subject Shares; No Inconsistent Arrangements. Except as provided hereunder or under the Purchase Agreement, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, Stockholder shall not, directly or indirectly, (a) create any Lien other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares to the extent such Lien would adversely impact the Stockholder’s ability to comply with the terms of this Agreement; (b) transfer, sell, assign (directly or indirectly), pledge, exchange, gift, grant, place in trust or otherwise dispose of (including, without limitation, by the creation of a Lien pursuant to clause (a) hereto), or offer to do any of the foregoing (collectively, “Transfer”), or enter into any Contract with respect to any Transfer of, any of the Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to any of the Subject Shares; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take any action that would reasonably be expected to make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of restricting Stockholder’s legal power, authority and right to vote all of the Subject Shares or would otherwise have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

1.3. Documentation and Information. Stockholder shall permit and hereby authorizes the Company and Purchaser to publish and disclose in all documents and schedules filed with the SEC and in any press release or other disclosure document that the Company or Purchaser reasonably determines to be necessary or advisable in connection with the Transactions, Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement.

1.4. Irrevocable Proxy. Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that Stockholder has heretofore granted with respect to the Subject Shares. Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to: (a) attend any and all meetings of the Company Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting, including with respect to the Stockholder Written Consent, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting, including with respect to the Stockholder Written Consent. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Purchaser to enter into the Purchase Agreement and that such proxy is given to secure the obligations of Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by Stockholder but are not held of record by Stockholder (other than shares beneficially owned by Stockholder that are held in the name of a bank, broker or nominee), Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to any of the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

1.6. Waivers. In connection with the Transactions, Stockholder hereby expressly agrees that Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Stockholder Written Consent or (ii) alleges that the execution and delivery of this Agreement or the Stockholder Written Consent by Stockholder, or the approval of the Purchase Agreement by the board of directors of the Company (the “Company Board”), breaches any fiduciary duty of the Company Board or any member thereof; provided that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director, officer or securityholder of the Company.

1.7. No Solicitation of Transactions. Stockholder hereby agrees that Stockholder shall not, directly or indirectly: (a) solicit, seek, initiate or knowingly encourage, respond to (other than to communicate that the Company is subject to an exclusivity obligation and not permitted to respond further as a result) or facilitate the making of any inquiry, expression of interest, proposal or offer that constitutes or is reasonably likely to lead to or encourage the initiation or submission of, any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Strategic Transaction; (b) participate in, maintain or continue any discussions or negotiations or enter into any agreement with, provide any non-public information to, or provide access to the properties, books or records of the Company or any of its direct or indirect subsidiaries to any Person (other than Purchaser) relating to or in connection with a Strategic Transaction; (c) agree to, accept, recommend or endorse, any proposal or offer form any Person (other than Purchaser) relating to a possible Strategic Transaction; provided, however, that in each case, Stockholder shall be permitted to respond to any unsolicited inquiry form any Person (other than Purchaser), solely for purposes of informing such Person that the Company is subject to an exclusivity obligation and not permitted to respond further as a result.

Article II

REPRESENTATIONS AND WARRANTIES OF Stockholder

Stockholder hereby represents and warrants to Purchaser that:

2.1. Organization; Authorization; Binding Agreement. To the extent Stockholder is an entity, Stockholder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Stockholder has full legal capacity and all necessary power, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, performance by Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceeding on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.

2.2. Ownership of Subject Shares; Total Shares. Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Liens (including any restriction on the right to vote the Subject Shares or Transfer any of the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture or repurchase rights of the Company with respect to any Common Stock granted to Stockholder under an employee benefit plan of the Company and (d) as provided in the bylaws of the Company. The Subject Shares listed on Schedule I constitute all of the Common Stock, or rights to acquire Common Stock, owned or held by Stockholder as of the date hereof. Except pursuant to the Company’s bylaws and the right of the Company to purchase or acquire any Common Stock pursuant to an employee benefit plan of the Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire the any of the Subject Shares. For purposes of this Agreement “beneficial ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3. Voting Power. Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4. Reliance. Stockholder has had the opportunity to review the Purchase Agreement, including Section 3 (Consideration), and this Agreement with counsel of Stockholder’s own choosing. Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transactions and the transactions contemplated by the Purchase Agreement. Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. Stockholder understands that such Stockholder (and not Purchaser or the Company) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transactions. Stockholder understands and acknowledges that Purchaser is entering into the Purchase Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

2.5. Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of Stockholder, threatened against, Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

2.6. Non-Contravention. The execution and delivery of this Agreement by Stockholder and the performance of the transactions contemplated by this Agreement by Stockholder does not and will not violate, conflict with, or result in a breach of: (a) if the Stockholder is an entity, the organizational documents of Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Stockholder is subject or (c) any Contract to which Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Article III

REPRESENTATIONS AND WARRANTIES OF PURCHASER and the Company

Each of Purchaser and the Company, with respect to itself only, represents and warrants to Stockholder that:

3.1. Organization; Authorization. Each of Purchaser and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated hereby is within Purchaser’s and the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of Purchaser (except, in the case of the Company, for the receipt of the Stockholder Written Consent as contemplated by the Purchase Agreement). Each of Purchaser and the Company has full power and authority to execute, deliver and perform this Agreement.

3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by each of Purchaser and the Company and constitutes a valid and binding obligation of each of Purchaser and the Company enforceable against each of the Purchaser and the Company in accordance with its terms, subject to the Enforceability Exceptions.

Article IV

MISCELLANEOUS

4.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as Stockholder may hereafter specify in writing in accordance with this Section 4.1 to Purchaser.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Purchase Agreement in accordance with its terms, (b) the Closing and (c) if, at any time after the date hereof, the Purchase Agreement is amended, without the prior written consent of the Stockholder, in a manner that affects the economic terms of the Purchase Agreement in a manner that is adverse to the Company or its stockholders. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of Section 1.6 (Waivers) and this Article IV shall survive any termination of this Agreement.

4.3. Confidentiality. Except to the extent required by applicable Law, Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transactions in strict confidence and shall not divulge any such information to any third person until Purchaser and the Company have publicly disclosed their entry into the Purchase Agreement and Purchaser’s entry into this Agreement; provided, however, that Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided, in each case, that Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 4.3. Neither Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Purchase Agreement) shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transactions, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law, in which circumstance such announcing party shall use reasonable best efforts to consult with the Company and Purchaser prior to such announcement.

4.4. Amendments and Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Purchaser, the Company and Stockholder or, in the case of a waiver, the party waiving compliance. Except as specifically set forth herein to the contrary, no delay or omission by either party in exercising any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

4.5. No Assignment; Binding Effect; Third Person Beneficiaries. This Agreement is not assignable by any party without the prior written consent of the other parties hereto; provided, however, for the avoidance of doubt, Purchaser may, with notice to Stockholder but without Stockholder’s consent, (a) at any time, sell, assign, contribute, or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate, (b) assign all or any part of its rights or obligations hereunder to any Person (whether or not an Affiliate of Purchaser) in connection with a merger or consolidation of Purchaser or the sale of all or substantially all of Purchaser’s operations or assets or substantially all of Purchaser’s assets that relate to the Acquired Assets and the Assumed Liabilities, and (c) grant or permit any Lien or assignment to any Person (whether or not an Affiliate of Purchaser) in connection with a financing for Purchaser (or an Affiliate of Purchaser to which any rights under this Agreement have been assigned or sublicensed) from time to time, in each case of clauses (a), (b), or (c) above, without Purchaser being relieved of any of its obligations hereunder. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

4.6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced under the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction. Purchaser, the Company and Stockholder each hereby irrevocably: (a) consents to submit itself in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the New Castle County, Delaware); (b) agrees that it will not attempt to defeat or deny such personal jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any action arising out of or related to this Agreement or any of the transactions contemplated hereby in any court other than any such court.

4.7. WAIVER OF JURY TRIAL. EACH OF PURCHASER, THE COMPANY AND STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PURCHASER, THE COMPANY AND STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or by an electronic scan delivered by electronic mail.

4.9. Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.10. Severability. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final determination of any arbitration process or final judgment of a court of competent jurisdiction, in each case, to the extent in accordance with the terms of this Agreement, declares that any term or provision hereof is invalid or unenforceable, the arbitrators or court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

4.11. Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.12. Headings; Interpretation. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections, and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. Unless the context otherwise requires, references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

4.13. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.14. Capacity as Stockholder. Stockholder signs this Agreement solely in Stockholder’s capacity as a holder of Common Stock, and not in Stockholder’s capacity as a director, officer or employee of the Company or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.15. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company board of directors has approved the Transactions, (b) the Purchase Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Immunome, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Ayala Pharmaceuticals, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing
on Behalf of an Entity)

Address for Notices:

Email:____________________________________

[Signature Page to Support Agreement]

Schedule I

Class A Common Stock	Class B Common Stock	Company Options	Restricted Stock Units